Exhibit 99.2

PRESS RELEASE	CONTACT:
WILLIAMS-SONOMA, INC.	Sharon L. McCollam
3250 Van Ness Avenue	Executive Vice President, CFO
San Francisco, CA 94109	(415) 616-8775

Stephen C. Nelson
Director, Investor Relations
(415) 616-8754

Christy M. Chanslor
Investor Relations
(415) 616-8332

FOR IMMEDIATE RELEASE

Williams-Sonoma, Inc. Provides Financial Guidance for Fiscal Year 2004
Net Revenues Projected to Increase 13% to 15% — EPS Projected to Increase 15% to 18%

San Francisco, CA, March 18, 2004 — Williams-Sonoma, Inc. (NYSE: WSM) today announced financial guidance for fiscal year 2004, including net revenues in the range of $3.101 billion to $3.173 billion and diluted earnings per share in the range of $1.52 to $1.56.

Ed Mueller, Chief Executive Officer, commented on the 2004 vision for the Company: “As we enter 2004, we will be continuing to engineer our businesses around the three key strategies that have transformed the financial performance of the Company over the last several years – driving profitable top-line sales growth; increasing our pre-tax operating margin as a percentage of sales; and delivering consistent and predictable earnings to our shareholders.”

“To drive profitable top-line sales growth in our core brands, we expect to be adding 30 net new retail locations, increasing catalog circulation, expanding customer contacts through electronic direct marketing, and intensifying the marketing support behind our bridal and gift registry businesses. On the operational side of the business, we expect to be increasing our order fulfillment rates in the direct-to-customer channel and reducing customer return rates.”

“In our emerging brands (PBTeen, Hold Everything, West Elm, and Williams-Sonoma Home), we will be intently focused on executing initiatives that will increase brand awareness and enhance customer access to the brands. These initiatives will include aggressively identifying new customers, increasing catalog circulation, including the launch of our newest catalog, Williams-Sonoma Home, expanding the use of electronic direct marketing, launching a Hold Everything e-commerce site, and adding three new retail locations in the second half of the year (two in West Elm and one in Hold Everything). From a timing perspective, the Williams-Sonoma Home catalog will be introduced in the third quarter (replacing our existing Chambers catalog), and the Hold Everything e-commerce site will be launched in the fourth quarter.”

“To support all of these brand-building initiatives, we will be continuing to invest in our long-term infrastructure, including increasing distribution capacity and implementing new information technology. Although these investments are being made in advance of the revenue stream, their impact on earnings is more than offset by our continued ability to drive greater efficiencies in our existing supply chain operations and overhead cost structure.”

“In 2004, we remain committed to delivering against all three of our key strategies, including reaching three new financial milestones — surpassing $3 billion in revenues, exceeding a 9.5% pre-tax operating margin, and delivering the highest diluted EPS in the history of the Company.”

w	FISCAL YEAR 2004 FINANCIAL GUIDANCE

•	Net Revenues

❑	Net revenues are projected to be in the range of $3.101 billion to $3.173 billion versus $2.754 billion in fiscal year 2003. This represents a projected increase in net revenues in the range of 12.6% to 15.2%.

❑	Retail net sales are projected to be in the range of $1.782 billion to $1.821 billion versus $1.615 billion in fiscal year 2003. This represents a projected increase in retail net sales growth in the range of 10.3% to 12.8%.

❑	Comparable store sales growth is projected to be in the range of 2.0% to 4.0%. This compares to comparable store sales growth in fiscal year 2003 of 4.0%.

❑	Leased and selling square footage are both projected to increase in the range of 8.0% to 9.0%. This compares to leased and selling square footage growth in fiscal year 2003 of 11.8% and 11.4%, respectively.

Store Opening and Closing Guidance by Retail Concept

	Q4	Q1			Q2			Q3 and Q4			FY
	2003	2004			2004			2004			2004
	Actual	Guidance			Guidance			Guidance			Guidance
Concept	Total	Open	Close	End	Open	Close	End	Open	Close	End	Open	Close
Williams-Sonoma	237	5	(1)	241	9	(5)	245	13	(8)	250	27	(14)*
Pottery Barn	174	2	0	176	1	(1)	176	10	(5)	181	13	(6)*
Pottery Barn Kids	78	3	0	81	1	0	82	5	0	87	9	0
Hold Everything	8	0	0	8	0	(1)	7	1	(2)	6	1	(3)
West Elm	1	0	0	1	0	0	1	2	0	3	2	0
Outlets	14	0	0	14	0	0	14	3	(2)	15	3	(2)

Total	512	10	(1)	521	11	(7)	525	34	(17)	542	55	(25)

*	Fiscal year 2004 total store opening and closing numbers for Williams-Sonoma and Pottery Barn include 13 stores and 4 stores, respectively, for temporary closures due to remodeling. In Williams-Sonoma, there are also 2 additional stores in the opening numbers that were temporarily closed due to remodeling in fiscal year 2003 and will be reopened in the first quarter of 2004. Remodeled stores are defined as those stores temporarily closed and subsequently reopened during the year due to square footage expansion, store modification, or relocation. Consistent with our definition of comparable stores, remodeled stores are removed from the comparable store base upon closure if the gross square footage changes by more than 20% or if the store is closed for seven or more consecutive days.

❑	Direct-to-customer net sales are projected to be in the range of $1.122 billion to $1.146 billion versus $966.4 million in fiscal year 2003. This represents a projected increase in direct-to-customer net sales growth in the range of 16.1% to 18.6%.

❑	Catalog circulation is projected to increase in the range of 10% to 12%. This compares to an approximate 17.4% increase in catalog circulation in fiscal year 2003.

❑	Shipping fees are projected to be in the range of $197.0 million to $206.0 million versus $173.1 million in fiscal year 2003. This represents a projected increase in shipping fees in the range of 13.8% to 19.0%.

Quarterly Net Revenues Guidance by Operating Segment
(All Amounts in Millions, Except Percentages)

	Q1 2004			Q2 2004			Q3 2004			Q4 2004			FY 2004
	Guidance			Guidance			Guidance			Guidance			Guidance
Net Retail Sales	$340	- $	346	$365	- $	374	$386	- $	395	$691	- $	706	$1,782	- $	1,821
Net Direct-to-Customer Sales	$245	- $	249	$248	- $	253	$276	- $	281	$353	- $	363	$1,122	- $	1,146
Shipping Fees	$42	- $	44	$45	- $	47	$47	- $	49	$63	- $	66	$197	- $	206
Total Net Revenues	$627	- $	639	$658	- $	674	$709	- $	725	$1,107	- $	1,135	$3,101	- $	3,173
Comparable Store Sales	4.0%	-	6.0%	1.0%	-	3.0%	2.0%	-	4.0%	2.0%	-	4.0%	2.0%	-	4.0%

•	Gross Margin

❑	Gross margin as a percentage of net revenues in fiscal year 2004 is projected to be in the range of 40.5% to 40.8%. Gross margin as a percentage of net revenues in fiscal year 2003 was 40.3%. This represents a projected increase in the gross margin rate of 20 to 50 basis points.

The gross margin projection for fiscal year 2004 includes projected shipping fees in the range of $197 million to $206 million and projected shipping costs in the range of $157 million to $165 million. This compares to shipping fees of $173.1 million and shipping costs of $143.2 million in fiscal year 2003.

•	Selling, General and Administrative Expenses (SG&A)

❑	SG&A as a percentage of net revenues in fiscal year 2004 is projected to be in the range of 30.9% to 31.1% of fiscal year 2004 net revenues. SG&A as a percentage of net revenues in fiscal year 2003 was 31.1%. This represents a projected decrease in the SG&A rate of 20 basis points at the low end of the guidance range and no change in the SG&A rate at the high end of the guidance range.

•	Interest (Income) Expense - Net

❑	Interest expense - net for fiscal year 2004 is projected to be in the range of $0.8 to $1.2 million. This compares to interest income in fiscal year 2003 of $0.9 million.

•	Income Taxes

❑	The income tax rate for fiscal year 2004 is projected to be 38.3% versus 38.5% in fiscal year 2003.

•	Diluted Earnings Per Share

❑	Diluted earnings per share for fiscal year 2004 is projected to be in the range of $1.52 to $1.56 per share versus $1.32 in fiscal year 2003. This represents a projected increase in diluted earnings per share in the range of 15.2% to 18.2%. Quarterly diluted earnings per share projections are shown in the table below.

Quarterly Diluted Earnings Per Share Projections

	Fiscal	Fiscal	Year-Over-Year
	2004	2003	%
Quarter	Guidance*	Actual	Increase
1st Quarter	$0.15 to $0.16	$0.11	36.4% to 45.5%
2nd Quarter	$0.18 to $0.20	$0.15	20.0% to 33.3%
3rd Quarter	$0.21 to $0.23	$0.20	5.0% to 15.0%
4th Quarter	$0.95 to $0.99	$0.85	11.8% to 16.5%
Fiscal Year	$1.52 to $1.56	$1.32	15.2% to 18.2%

* Quarterly diluted earnings per share amounts will vary within the ranges above. Therefore, the respective high and low estimates for the quarters should not be added together to derive an estimate for the fiscal year.

•	Merchandise Inventories

❑	Merchandise inventories at the end of fiscal year 2004 are projected to be in the range of $465.0 million to $485.0 million versus $404.1 million at the end of fiscal year 2003. This represents a projected increase in the range of 15.1% to 20.0%.

•	Capital Spending

❑	Fiscal year 2004 capital spending is projected to be in the range of $180.0 million to $190.0 million versus $212.0 million in fiscal year 2003.

•	Depreciation and Amortization

❑	Depreciation and amortization expense in fiscal year 2004 is projected to be in the range of $111.0 million to $113.0 million versus $99.5 million in fiscal year 2003.

•	Amortization of Deferred Lease Incentives

❑	Amortization of deferred lease incentives in fiscal year 2004 is projected to be in the range of $21.0 million to $22.0 million versus $19.5 million in fiscal year 2003.

w	FIRST QUARTER 2004 FINANCIAL GUIDANCE

•	Net Revenues

❑	Net revenues are projected to be in the range of $627.0 million to $639.0 million versus $536.8 million in the first quarter of fiscal year 2003. This represents a projected increase in net revenues in the range of 16.8% to 19.0%.

❑	Retail net sales are projected to be in the range of $340.0 million to $346.0 million versus $303.1 million in the first quarter of fiscal year 2003. This represents a projected increase in retail net sales in the range of 12.2% to 14.2%.

❑	Comparable store sales growth is projected to be in the range of 4.0% to 6.0%. This compares to comparable store sales growth in the first quarter of fiscal year 2003 of negative 0.8%.

❑	Leased and selling square footage are both projected to increase in the range of 11.0% to 12.0%. This compares to leased and selling square footage growth in the first quarter of fiscal year 2003 of 17.0% and 16.5%, respectively.

❑	Direct-to-customer net sales are projected to be in the range of $245.0 million to $249.0 million versus $198.6 million in the first quarter of fiscal year 2003. This represents a projected increase in direct-to-customer net sales in the range of 23.4% to 25.4%.

❑	Shipping fees are projected to be in the range of $42.0 million to $44.0 million versus $35.1 million in the first quarter of fiscal year 2003. This represents a projected increase in shipping fees in the range of 19.7% to 25.4%.

•	Gross Margin

❑	Gross margin as a percentage of net revenues in the first quarter of fiscal year 2004 is projected to be in the range of 38.6% to 38.9%. Gross margin as a percentage of net revenues in the first quarter of fiscal year 2003 was 38.1%. This represents a projected increase in the gross margin rate in the range of 50 to 80 basis points.

The gross margin projection for the first quarter of fiscal year 2004 includes projected shipping fees in the range of $42.0 million to $44.0 million and projected shipping costs in the range of $34.0 million to $36.0 million. This compares to shipping fees of $35.1 million and shipping costs of $30.2 million in the first quarter of fiscal year 2003.

•	Selling, General and Administrative Expenses (SG&A)

❑	SG&A as a percentage of net revenues in the first quarter of fiscal year 2004 is projected to be in the range of 33.9% to 34.2%. SG&A as a percentage of net revenues in the first quarter of fiscal year 2003 was 34.1%. This represents a projected decrease in the SG&A rate of 20 basis points at the low end of the guidance range and a 10 basis point increase at the high end of the guidance range.

•	Interest (Income) Expense - Net

❑	Interest expense - net in the first quarter of fiscal year 2004 is projected to be in the range of $0.2 to $0.3 million. This compares to interest income in the first quarter of fiscal year 2003 of $0.3 million.

•	Income Taxes

❑	The income tax rate in the first quarter of fiscal year 2004 is projected to be 38.3% versus 38.5% in the first quarter of fiscal year 2003.

•	Diluted Earnings Per Share

❑	Diluted earnings per share for the first quarter of fiscal year 2004 is projected to be in the range of $0.15 to $0.16 per diluted share versus $0.11 in the first quarter of fiscal year 2003. This represents a projected increase in diluted earnings per share in the range of 36.4% to 45.5%.

•	Merchandise Inventories

❑	Merchandise inventories at the end of the first quarter of fiscal year 2004 are projected to be in the range of $447.0 million to $466.0 million versus $372.5 million at the end of the first quarter of fiscal year 2003. This represents a projected increase in merchandise inventories in the range of 20.0% to 25.1%.

•	Depreciation and Amortization

❑	Depreciation and amortization expense in the first quarter of fiscal year 2004 is projected to be in the range of $26.0 million to $27.0 million versus $24.3 million in the first quarter of fiscal year 2003.

•	Amortization of Deferred Lease Incentives

❑	Amortization of deferred lease incentives in the first quarter of fiscal year 2004 is projected to be approximately $5.0 million versus $4.5 million in the first quarter of fiscal year 2003.

     w SECOND QUARTER 2004 FINANCIAL GUIDANCE

•	Net Revenues

❑	Net revenues are projected to be in the range of $658.0 million to $674.0 million versus $580.4 million in the second quarter of fiscal year 2003. This represents a projected increase in net revenues in the range of 13.4% to 16.1%.

❑	Retail net sales are projected to be in the range of $365.0 million to $374.0 million versus $335.3 million in the second quarter of fiscal year 2003. This represents a projected increase in retail net sales in the range of 8.9% to 11.5%.

❑	Comparable store sales growth is projected to be in the range of 1.0% to 3.0%. This compares to comparable store sales growth in the second quarter of fiscal year 2003 of 6.5%.

❑	Leased and selling square footage are both projected to increase in the range of 11.0% to 12.0%. This compares to leased and selling square footage growth in the second quarter of fiscal year 2003 of 11.8% and 11.0%, respectively.

❑	Direct-to-customer net sales are projected to be in the range of $248.0 million to $253.0 million versus $206.3 million in the second quarter of fiscal year 2003. This represents a projected increase in direct-to-customer net sales in the range of 20.2% to 22.6%.

❑	Shipping fees are projected to be in the range of $45.0 million to $47.0 million versus $38.8 million in the second quarter of fiscal year 2003. This represents a projected increase in shipping fees in the range of 16.0% to 21.1%.

•	Gross Margin

❑	Gross margin as a percentage of net revenues in the second quarter of fiscal year 2004 is projected to be in the range of 37.7% to 38.0%. Gross margin as a percentage of net revenues in the second quarter of fiscal year 2003 was 37.1%. This represents a projected increase in the gross margin rate in the range of 60 to 90 basis points.

The gross margin projection for the second quarter of fiscal year 2004 includes projected shipping fees in the range of $45.0 million to $47.0 million and projected shipping costs in the range of $34.0 million to $36.0 million. This compares to shipping fees of $38.8 million and shipping costs of $30.1 million in the second quarter of fiscal year 2003.

•	Selling, General and Administrative Expenses (SG&A)

❑	SG&A as a percentage of net revenues in the second quarter of fiscal year 2004 is projected to be in the range of 32.1% to 32.4%. SG&A as a percentage of net revenues in the second quarter of fiscal year 2003 was 32.1%. This represents no projected change in the SG&A rate at the low end of the guidance range and a 30 basis point increase at the high end of the guidance range.

•	Interest (Income) Expense - Net

❑	Interest expense - net in the second quarter of fiscal year 2004 is projected to be in the range of $0.3 to $0.4 million. This compares to interest income in the second quarter of fiscal year 2003 of $0.1 million.

•	Income Taxes

❑	The income tax rate in the second quarter of fiscal year 2004 is projected to be 38.3% versus 38.5% in the second quarter of fiscal year 2003.

•	Diluted Earnings Per Share

❑	Diluted earnings per share for the second quarter of fiscal year 2004 is projected to be in the range of $0.18 to $0.20 per diluted share versus $0.15 in the second quarter of fiscal year 2003. This represents a projected increase in diluted earnings per share in the range of 20.0% to 33.3%.

•	Merchandise Inventories

❑	Merchandise inventories at the end of the second quarter of fiscal year 2004 are projected to be in the range of $453.0 million to $471.0 million versus $376.9 million at the end of the second quarter of fiscal year 2003. This represents a projected increase in merchandise inventories in the range of 20.2% to 25.0%.

•	Depreciation and Amortization

❑	Depreciation and amortization expense in the second quarter of fiscal year 2004 is projected to be in the range of $27.0 million to $28.0 million versus $25.4 million in the second quarter of fiscal year 2003.

•	Amortization of Deferred Lease Incentives

❑	Amortization of deferred lease incentives in the second quarter of fiscal year 2004 is projected to be approximately $5.0 million versus $4.7 million in the second quarter of fiscal year 2003.

❑	CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, March 18, 2004 at 7:00 A.M. (PT). The call, hosted by Ed Mueller, Chief Executive Officer, and Howard Lester, Chairman, will be open to the general public via a live webcast and can be accessed through the Internet at www.williams-sonomainc.com/webcast. A replay of the webcast will be available at www.williams-sonomainc.com/webcast.

❑	FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include, without limitation, statements related to increases in leased square footage, opening of additional stores and launch of new catalogs, e-commerce initiatives, our marketing, operations, order fulfillment and customer return objectives, investment in infrastructure and related benefits, our growth plans and strategies, trends in our business, our ability to drive sales and earnings growth and generate sustained long-term value for our shareholders, and all statements relating to the guidance and statements regarding our projected fiscal year 2004, first fiscal quarter 2004 and second fiscal quarter 2004 revenues, expenses, margins, tax rates, earnings, inventory positions, capital spending, depreciation and amortization, earnings per share and other financial and operating results and metrics.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, without limitation, our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; construction and other delays in store openings; competition from companies with concepts or products similar to our concepts and products; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management commensurate with customer demand; successful catalog management, including timing, sizing and merchandising; uncertainties in Internet marketing, infrastructure and regulation; changes in consumer spending based on weather, economic, political, competitive and other conditions beyond our control; multi-channel and multi-brand complexities; dependence on external funding sources for operating capital; our ability to control employment, occupancy and other operating costs; our ability to improve and control our systems and processes; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties contained in our public announcements, reports to shareholders and other documents filed with and furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended February 2, 2003 and the subsequent quarterly reports on Form 10-Q. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

❑	ABOUT WILLIAMS-SONOMA

Williams-Sonoma, Inc. is a nationwide specialty retailer of high quality products for the home. These products, representing seven distinct merchandise strategies, Williams-Sonoma, Pottery Barn, Pottery Barn Kids, PBTeen, Hold Everything, West Elm and Chambers, are marketed through 512 stores, eight mail order catalogs and five e-commerce web sites.